EXHIBIT 4.5



                              AMENDMENT AGREEMENT

     THIS AGREEMENT is made effective as of April 1, 2002,

BETWEEN:

          INTERNATIONAL UTILITY STRUCTURES INC., a body corporate amalgamated under the laws of the Province of Alberta (herein called "IUSI")

                                     -and-

          669673 ALBERTA LTD., a body corporate incorporated under the laws of the Province of Alberta (herein called "669673")

     WHEREAS on February 26, 1999 669673 issued a demand promissory note in the principal amount of $42,938.60 in favour of IUSI, a copy of which is attached hereto as Schedule A (the "Note"); and

     WHEREAS IUSI and 669673 have agreed to amend the Note;

NOW THEREFORE in consideration of the premises hereto and the mutual covenants and agreements herein set forth and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE 1
                                   AMENDMENTS

1.1  The Note be and is hereby amended as follows:

     (a) by the deletion of all of the first paragraph after the reference to "$42,938.60" and the substitution therefor of the following: "without interest. Notwithstanding anything else herein contained, the principal amount due hereunder shall be paid in full on or before September 30, 2004.";

     (b) by the addition to the second paragraph after the word "repurchase" of the words "9,928 common"; and

     (c) by the addition at the end of the second paragraph of the following sentence: "In the event at 669673 Alberta Ltd. disposes of such shares after the date hereof, it shall apply the proceeds of such sale (or such portion thereof as may be necessary) towards repayment of this Demand Promissory Note.".

                                   ARTICLE 2
                                 MISCELLANEOUS

2.1 This agreement is supplemental to and amends and shall be read with and deemed part of the Note.

2.2 Except to the extent amended hereby, the Note is hereby confirmed and remains in full force and effect.

2.3 This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

                                         INTERNATIONAL UTILITY STRUCTURES
                                         INC.



                                         Per: /s/ Gerald A. Diener
                                              _____________________________



                                         669673 ALBERTA LTD.



                                         Per: /s/  Robert G.J. Jack
                                              _____________________________

                                              ROBERT G.J. JACK

                                   SCHEDULE A

                             DEMAND PROMISSORY NOTE

$42,938.60                                                        DUE: On Demand


                                Calgary, Alberta
                               February 25, 1998


     ON DEMAND 669673 Alberta Ltd. hereby promises to pay to the order of International Utility Structures Inc. the sum of $42,938.60 with interest thereon from the date hereof until payment thereof at a rate per annum equal to the rate from time to time published and announced by the Canadian Imperial Bank of Commerce as its prime lending rate for Canadian dollar commercial loans in Canada as declared by said bank from time to time (the "Prime Rate") plus one and one half percent (1 1/2%) with interest on overdue interest at the same rate, provided that the interest rate hereunder shall vary automatically on the day the Prime Rate is varied by said bank without notice to the said 669673 Alberta Ltd. Interest shall be paid quarterly in arrears commencing with the first payment on March 31, 1998.

     The purpose of the loan evidenced hereby is to allow 669673 Alberta Ltd. to repurchase shares of International Utility Structures Inc. In accordance with that Put/Call Agreement dated July 25, 1997 between Robert G.J. Jack, Peter Johnson and 669673 Alberta Ltd., as amended.

     669673 Alberta Ltd. shall have the right at any time to repay all or any part of the amount owning hereunder or so much thereof as remains from time to time unpaid without notice or penalty.

    The provisions of this Demand Promissory Note shall be governed by and construed in accordance with the laws of the Province of Alberta.

     The maker and endorser of this Demand Promissory Note waives presentment for payment, demand, protest, notice of protest and notice of dishonour.

     Dated February 26, 1998.





                                           669673 ALBERTA LTD.



                                           Per:  /s/ Robert G.J. Jack
                                                 _______________________________

                              AMENDMENT AGREEMENT

     THIS AGREEMENT is made effective as of April 1, 2002,

BETWEEN:

          INTERNATIONAL UTILITY STRUCTURES INC., a body corporate amalgamated under the laws of the Province of Alberta (herein called "IUSI")

                                    - and -

          ROBERT G.J. JACK, an individual resident in the Province of Alberta (herein called "Jack")


     WHEREAS on February 26, 1999 Jack issued a demand promissory note in the principal amount of $186,286.40 in favour of IUSI, a copy of which is attached hereto as Schedule A (the "Note"); and

     WHEREAS IUSI and Jack have agreed to amend the Note;

NOW THEREFORE in consideration of the premises hereto and the mutual covenants and agreements herein set forth and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:


                                   ARTICLE 1
                                   AMENDMENTS

1.1  The Note be and is hereby amended as follows:

     (a) by the deletion of all of the first paragraph after the reference to "$186,286.40 and the substitution therefor of the following: "without interest. Notwithstanding anything else herein contained, the principal amount due hereunder shall be paid in full on or before September 30, 2004.";

     (b) by the addition to the second paragraph after the word "repurchase" of the words "43,072 common"; and

     (c) by the addition at the end of the second paragraph of the following sentence: "In the event that Robert G.J. Jack disposes of such shares after the date hereof, he shall apply the proceeds of such sale (or such portion thereof as may be necessary) towards repayment of this Demand Promissory Note.".

                                   ARTICLE 2
                                 MISCELLANEOUS


2.1 This agreement is supplemental to and amends and shall be read with and deemed part of the Note.

2.2 Except to the extent amended hereby, the Note is hereby confirmed and remains in full force and effect.

2.3 This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.



                                        INTERNATIONAL UTILITY STRUCTURES INC.



                                        Per: /s/ Gerald A. Diener
                                             -------------------------------

                                             /s/ Robert G.J. Jack
                                             -------------------------------
                                             ROBERT G.J. JACK

                                   SCHEDULE A


                             DEMAND PROMISSORY NOTE


$186,286.40                                                      DUE: On Demand



                                Calgary, Alberta
                                February 26,1998


     ON DEMAND Robert G.J. Jack hereby promises to pay to the order of International Utility Structures Inc. the sum of $186,286.40 with interest thereon from the date hereof until payment thereof at a rate per annum equal to the rate from time to time published and announced by the Canadian Imperial Bank of Commerce as its prime lending rate for Canadian dollar commercial loans in Canada as declared by said bank from time to time (the "Prime Rate") plus one and one half percent (1 1/2%) with interest on overdue interest at the same rate, provided that the interest rate hereunder shall vary automatically on the day the Prime Rate is varied by said bank without notice to the said Robert G.J. Jack. Interest shall be paid quarterly in arrears commencing with the first payments on March 31, 1998.


     The purpose of the loan evidenced hereby is to allow Robert G.J. Jack to repurchase shares of International Utility Structures Inc. in accordance with that Put/Call Agreement dated July 25, 1997 between Robert G.J. Jack, Peter Johnson and 669673 Alberta Ltd., as amended.


     Robert G.J. Jack shall have the right at any time to prepay all or any part of the amount owing hereunder or so much thereof as remains from time to time unpaid without notice or penalty.


     The provisions of this Demand Promissory Note shall be governed by and construed in accordance with the laws of the Province of Alberta.


     The maker and endorser of this Demand Promissory Note waives presentment for payment, demand, protest, notice of protest and notice of dishonour.


     Dated February 26, 1998.


/s/ Gerald A. Diener                       /s/ Robert G.J. Jack
---------------------------------          ---------------------------------
Witness                                    ROBERT G.J. JACK